Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Trans-Lux Corporation

Norwalk, Connecticut

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated July 2, 2013, relating to the consolidated financial statements of Trans-Lux Corporation, which is contained in that Registration Statement. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

August 7, 2013